UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): April 1, 2008

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement Agreement with David B. Rayburn

On April 6, 2008, Modine Manufacturing Company (the “Company” or “Modine”) entered into a retirement agreement (the “Retirement Agreement”) with its former President and Chief Executive Officer, David B. Rayburn, who retired from the Company and resigned from the Board of Directors, effective March 31, 2008.  As previously disclosed in the Company’s Current Report on Form 8-K dated March 20, 2008, the Board of Directors has appointed Thomas A. Burke, Executive Vice President and Chief Operating Officer, to succeed Mr. Rayburn as President and Chief Executive Officer and Bradley C. Richardson, Executive Vice President, Finance and Chief Financial Officer, to a newly created position of Executive Vice President - Corporate Strategy and Chief Financial Officer.

Pursuant to the Retirement Agreement, Mr. Rayburn will receive from the Company, in lieu of any other amounts payable under his Employment Agreement dated as of June 15, 2007 (the “Employment Agreement”) or otherwise, the special retirement payments and benefits described in and set forth in the Retirement Agreement and the schedule attached thereto, including: payment bi-weekly of an amount equal to his current bi-weekly salary until October 1, 2010; acceleration of the vesting of all shares of restricted stock scheduled to vest for Mr. Rayburn under the Company’s incentive plans after March 31, 2008; pro-rata vesting of performance stock awards under the Company’s incentive plan at the end of the applicable performance periods (if paid); payment of premiums for health and dental insurance for a period of up to 18 months following his retirement; payment for an executive physical; and payment for reasonable financial planning and tax preparation services until March 31, 2009.  The Retirement Agreement also provides for a general waiver and release of claims and for the continuation of Mr. Rayburn’s obligations under the Employment Agreement relating to confidential information, non-solicitation and restrictions on competition.

The Retirement Agreement will become binding on April 13, 2008 unless revoked by Mr. Rayburn prior to that date.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Election of Thomas A. Burke and Bradley C. Richardson to the Board of Directors

Thomas A. Burke and Bradley C. Richardson have been elected as directors of the Company effective as of April 1, 2008.  Mr. Burke was elected to fill the vacancy created by the resignation of Mr. Rayburn from the Board and is serving as a member of the class of directors with a term expiring in 2010.  Mr. Richardson was elected to fill the vacancy created by the newly created directorship resulting from the increase in the size of the Board discussed under Item 5.03 below, serving as a member of the class of directors with a term expiring in 2008.

Messrs. Burke and Richardson are not expected to be appointed to any committees of the Board of Directors.  Information as to Mr. Burke’s and Mr. Richardson’s historical compensation and the terms of their employment with the Company is included under the caption “Executive Compensation” in the proxy statement dated June 18, 2007 related to the Company’s 2007 annual meeting of shareholders.

Mr. Burke, age 50, joined Modine in May 2005 as Executive Vice President, and was subsequently promoted to Executive Vice President and Chief Operating Officer in July 2006. Mr. Burke joined Modine from Visteon Corporation, a leading supplier of parts and systems to automobile manufacturers, in Dearborn, Michigan, where he held various positions over nine years including Vice President of North American Operations (2002 - May 2005) and Vice President, European and South American Operations (2001 - 2002).  Mr. Burke’s experience also includes 13 years with Ford Motor Company.

Mr. Richardson, age 49, joined Modine in May 2003 as Vice President, Finance and Chief Financial Officer, and was subsequently promoted to Executive Vice President, Finance and Chief Financial Officer in January 2006.  Mr. Richardson came to Modine from BP Amoco, now known as BP, where he spent over 20 years in various positions including Chief Financial Officer and Vice President of Performance Management and Control for BP’s Worldwide Exploration and Production division (2000-May 2003) and President of BP Venezuela (1999-2000).  He is a member of the Boards of Directors of Brady Corporation and Tronox Inc. (formerly Kerr McGee Chemicals).

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 1, 2008, the Board of Directors of the Company adopted an amendment to Section 3.01 of the Company’s Bylaws to increase the number of directors from nine to ten.  Set forth below is the text of the revised Bylaw provision:

3.01.  General Powers; Number and Classification.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.  The Articles of Incorporation provide that the Board of Directors shall consist of such number of members as these Bylaws may provide, but not less than seven.  Until this Bylaw is amended to provide for a different number, the number of directors constituting the whole Board of Directors shall be ten.  No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

As provided in the Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors.  The term of office of a director shall be three years.  The classes of directors shall be staggered so that each expires in succeeding years.  At each annual meeting of stockholders, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected.

The foregoing description of the Bylaws is qualified in its entirety by reference to the actual Bylaws, as amended, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item. 8.01          Other Events.

On April 7, 2008, the Company announced that it has entered into an agreement to sell substantially all of the assets of its Thermacore, Inc. subsidiary.  The press release regarding this matter is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Bylaws, as amended.
10.1	Retirement Agreement between Modine Manufacturing Company and David B. Rayburn.
99.1	Press release dated April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.R. Zakos
D.R. Zakos
Vice President, General Counsel and Secretary

Date:  April 7, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws, as amended.
10.1	Retirement Agreement between Modine Manufacturing Company and David B. Rayburn.
99.1	Press release dated April 7, 2008.